Exhibit 15

ACCOUNTANTS’ ACKNOWLEDGEMENT

The Board of Directors

Foot Locker, Inc.:

We hereby acknowledge our awareness of the use of our report dated September 7, 2016 related to our review of interim financial information in the following Registration Statements:

- Form S-8 No. 33-10783
- Form S-8 No. 33-91888
- Form S-8 No. 33-91886
- Form S-8 No. 33-97832
- Form S-8 No. 333-07215
- Form S-8 No. 333-21131
- Form S-8 No. 333-62425
- Form S-8 No. 333-33120
- Form S-8 No. 333-41056
- Form S-8 No. 333-41058
- Form S-8 No. 333-74688
- Form S-8 No. 333-99829
- Form S-8 No. 333-111222
- Form S-8 No. 333-121515
- Form S-8 No. 333-144044
- Form S-8 No. 333-149803
- Form S-3 No. 33-43334
- Form S-3 No. 33-86300
- Form S-3 No. 333-64930
- Form S-8 No. 333-167066
- Form S-8 No. 333-171523
- Form S-8 No. 333-190680
- Form S-8 No. 333-196899

Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report is not considered a part of the registration statement prepared or certified by an independent registered public accounting firm or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

New York, New York

September 7, 2016